Exhibit  (c)(2)

Confidential

Special Committee of the Board of Directors of UGS

U G S

Opinion Regarding the Proposed Transaction by EDS

August 2, 2001

LEHMAN BROTHERS

Table of Contents

Overview

- The Special Committee of the Board of Directors of Unigraphics Solutions Inc. ("UGS" or the "Company") has asked Lehman Brothers to render an opinion with respect to the fairness, from a financial point of view, to the shareholders of the Company (the "Public Shareholders") other than Electronic Data Systems Corporation ("EDS") and its affiliates, of the Offer Price (defined below) to be offered to the Public Shareholders in the Proposed Transaction (defined below)

- Lehman Brothers has reviewed and analyzed:

  — The Agreement and the specific terms of the Proposed Transaction;

  — Such publicly available information concerning UGS that Lehman Brothers believed to be relevant to its analysis, including Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 for the Company;

  — Financial and operating information with respect to the business, operations and prospects of UGS furnished to us by the Company;

  — Trading history of Company Common Stock from June 23, 1998 to the present and a comparison of this trading history with those of other companies that Lehman Brothers deemed relevant;

  — A comparison of the historical financial results and present financial condition of UGS with those of other companies that Lehman Brothers deemed relevant; and

  — A comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant

- In undertaking its opinion, Lehman Brothers has assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and has further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading

Summary of EDS' Proposal

Key Transaction Terms

Description — On May 23, 2001 EDS proposed to acquire the remaining 13.9% (as of 3/31/01) of the shares of UGS that it does not already own (the "Proposed Transaction")

Consideration — $32.50 per share in cash (the "Offer Price")

Transaction Value — The amount offered is $225.0 million[1], implying an Enterprise Value of $1,387.4 million[2]

Offer Premiums:

	Before August 1, 2001		Before the May 23, 2001 Announcement [1]	
	UGS Price	Premium	UGS Price	Premium
Proposed Transaction	$32.50		$32.50	
1 Day	$31.55	3.0%	$21.31	52.5%
7 Days Avg.	31.42	3.4%	20.56	58.0%
30 Days Avg.	31.26	4.0%	18.83	72.6%
90 Days Avg.	27.85	16.7%	19.07	70.4%
180 Days Avg.	23.67	37.3%	18.79	73.0%
1 Year Avg.	21.21	53.2%	19.23	69.0%
1 Year Median	19.70	64.9%	19.05	70.6%
1 Year High	31.73	2.4%	24.56	32.3%
1 Year Low	14.31	127.1%	14.31	127.1%

(1) The "1 Day" trading date before the announcement was May 23, 2001.

Transaction Type — Cash Tender Offer followed by a short form merger pursuant to a Merger Agreement

Est. Closing Date — September-October, 2001

Break-up Fee — None

Accounting — Purchase accounting treatment

Tax — Consideration to be taxable to UGS shareholders

(1) Amount offered includes the value offered to Class A shareholders as well as option holders. Options data based on Company management.

(2) Enterprise value assumes 38.19 million fully diluted shares (based on treasury stock method) and $146.3 million of Net Debt as of 6/30/01.

Time Line

Date	Description
April 2001	UGS studies the SDRC opportunity, which is being auctioned by SonenshinePastor
May 2001	UGS presents a proposal to acquire SDRC for stock to EDS for approval
May 2001	EDS indicates to senior management and Board of UGS its interest in acquiring SDRC as well as the publicly held minority interest (Class A shares) in UGS
May 16, 2001	UGS Board of Directors appointed and named Dr. Leo J. Thomas and William P. Weber as members of the Special Committee
May 18, 2001	UGS and the Special Committee engage Lehman Brothers as financial advisor and Gardner, Carton & Douglas as legal counsel to the Special Committee of the Board of Directors with the respect to the EDS proposal
May 23, 2001	EDS formally communicates its initial proposal to acquire the publicly held minority interest in UGS for $27.00 in cash per share
May 24, 2001	Lehman continued its due diligence in meetings with UGS management in St. Louis
May 30, 2001	Lehman presented the Special Committee with its preliminary views on value and process
June 7, 2001	Lehman meets with Greenhill & Company, advisors to EDS ("Greenhill") to initiate formal negotiations
July 3, 2001	Special Committee and Lehman meet with EDS and Greenhill to discuss EDS' position relative to the proposed transaction
July 27, 2001	Greenhill informs Lehman of EDS' desire to agree to a transaction at $32.50 per share in cash
July 30, 2001	Special Committee and Lehman agree to proceed with the $32.50 offer price subject to merger agreement terms
August 2, 2001	Merger agreement signed and transaction is announced (proposed timing)

Overview of UGS

2000 Revenues by Product



43%
53%
54%
47%
3%
1%
Revenue
Gross profit
Software
Services
Hardware

2000 Revenues by Region



54%
55%
34%
38%
12%
7%
Revenue
EBIT
Americas
Europe
Asia Pacific

Source: Company filings and equity research

Business Overview

The company provides mechanical computer-aided design (MCAD), computer-aided engineering, product data management software and related services:

- **Software**: design, analysis, visualization, and PDM software for engineering and manufacturing applications
  - ✓ Unigraphics® (76% of software sales): high-end software applications for design, manufacturing & assembly projects
  - ✓ Solid Edge®: Windows-based modeling system for mechanical part and assembly design
  - ✓ IMAN®: product data management software for the manufacturing enterprise
  - ✓ Parasolid®: geometric modeling kernel used in CAD/CAM/CAE software suites
  - ✓ Collaboration & e-Factory solutions: real-time collaboration and analysis software; virtual factory design and analysis
- **Services**: consulting services, including:
  - ✓ Customization, implementation & integration
  - ✓ Technical support, training, engineering consulting
- **Hardware**: miscellaneous hardware resale related to the software business

Overview of UGS

Corporate Geography

120 locations in 30 countries worldwide

Headquarters:

Cypress, California (Worldwide); Ames, Iowa (former EAI headquarters); Cologne, Germany (Cent. & Eastern Europe)

Sales:

St. Louis, Missouri (Americas); Camberley, England (Europe); Hong Kong (Asia Pacific)

Product & customer:

Huntsville, Alabama (Solid Edge); Livonia, Michigan (GM support); Southfield, Michigan; Troy, Michigan

Customer Base

- **General Motors (10%+)**
- Aerospace: United Technologies, GE, Boeing
- Automotive: Isuzu, Fiat, Navistar
- Consumer: 3M, Kodak, Phillips, Gillette, Lego, Samsonite
- Manufacturing: Alcoa, Textron, Ericcson, Ingersoll, Deere



35%
25%
25%
15%
Automotive
Aerospace
Machinery
Consumer

EAI acquisition

On October 23, 2000 UGS acquired Engineering Animation (Ames, Iowa), a developer of visualization, collaboration & analysis tools for $166MM or $13.75 per share.

Equity purchase price:	$166MM
add: options outstanding:	13MM
add: other acquisition costs:	27MM
Total purchase price:	**$ 205MM**
Enterprise value/1999 sales:	2.90x
Enterprise value/1999 EBITDA:	NM

- Culminates several years of co-operation in the space
- Solidifies UGS's position in Internet-enabled collaboration solutions
- Expands distribution and adds market opportunities
- Solidifies a strong future growth driver
- EAI's all-vendor compatible product offerings complement UGS's Parasolid product strategy
- The transaction is expected to become accretive in 2001

"The combined resources of UGS and EAI will provide customers with the most comprehensive and effective solutions in the market and position UGS as the leader in Collaborative Product Commerce"

-- Antony Affuso, UGS CEO

Key UGS Competitors

5% Growth, $6.2B Market
MCAD



Challengers
Leaders
IBM/Dassault
UGS
Autodesk
PTC
SDRC
CoCreate
Bently
VDC
Think3
Ability to Execute
Niche Players
Visionaries
Completeness of Vision

Source:Gartner 2000.

18% Growth, $2.6B
cPDM



Challengers
Leaders
SDRC
Oracle
UGS
Documentum
IBM/Dassault
PTC
Matrix One
Agile
Intergraph
SAP
CoCreate
Baan
Smart Solutions
Motiva
Eigner
Workgroup
Centra
Ability to Execute
Niche Players
Visionaries
Completeness of Vision

Source: Gartner 2000.

Market Position / Players


57% Growth Market
Collaborative Product Commerce
Challengers
Leaders
Ability to Execute
SAP
Oracle
Dassault
i2
PTC
Matrix One
SDRC
Ariba/ Agile
UGS
Centric
NexPrise
CoCreate
Niche Players
Visionaries
Completeness of Vision

Source: Gartner, 2000.

Recent Equity Analyst Commentary

*We are **reducing our ratings on the shares of both SDRC and UGS to Maintain Position** from Accumulate. Overall the deal makes sense and seems economically solid. A competing bid for SDRC is possible, but the combination of SDRC with UGS is one of the most attractive aspects of the deal. Given EDS's ownership of 86% of the shares outstanding and 98% of the voting rites of UGS, EDS is the only player able to put these two companies together. SDRC clearly has value as a standalone company, and could garner an independent offer. However, given the significant synergies with UGS and what we view as a fair price for SDRC, we do not anticipate a competing bid. Clearly EDS's ownership in UGS precludes a third party takeover attempt. We expect the deal to receive both regulatory and shareholder approvals and close in the third quarter.*

A.G. Edwards, May 2001

Unigraphics' high-end MDA software is faring well, though its PDM products (iMAN) have had little impact on the market to date. Therefore it stands to reason that the new EDS entity will try and leverage UGS's Parasolid modeling technology on the MDA side, and the large installed-base of SDRC Metaphase customers on the PDM side.

Merrill Lynch (EDS equity research analyst), June 2001

*Although **UGS performed well** in 1Q2001 relative to the uncertainty in the current economic environment, upside in the earnings was achieved primarily through cost-cutting. Management also continues to see **lengthening in the sales cycle** and noticeable **weakness in North America**...Given these factors, we are **reducing** FY2001 **revenue estimate** to $617 million from our previous estimate of $647 million. We are lowering FY2001 cash **EPS estimate** from $1.90 to $1.80.*

Reiterate $35 price target.

Morgan Stanley, April 2001

Firm/analyst	Rating	Updated	Target price	F2001 EPS	2001 P/E	LT Growth	PEG
Morgan Stanley *(Vinay Shah)*	Strong Buy	5/24/01	$35.00	$1.80	19.4x	NA	NA
A G Edwards *(William Brown)*	Maintain Position	5/24/01	NA	$1.75	NA	15 - 20%	NA

Source: Bloomberg as of July 31, 2001

UGS Projected Income Statements – Management Case

($ in millions, except per share amounts)

	Fiscal Year Ending December 31,									
	Historical - Reported				Projected					'00-'05
Income Statement Data:	1998A	1999A	2000A	LTM	2001E	2002E	2003E	2004E	2005E	CAGR
Total Revenue	$403.6	$468.0	$525.9	$555.7	$641.6	$721.7	$788.6	$860.6	$939.2	*12.3%*
% Growth	*24.1%*	*16.0%*	*12.4%*	*NM*	*22.0%*	*12.5%*	*9.3%*	*9.1%*	*9.1%*	
Cost of Goods Sold (excl. Goodwill Amortization)	141.9	144.9	165.1	165.9	182.6	196.8	212.2	233.3	255.9	
Gross Profit	$261.6	$323.1	$360.8	$389.9	$459.0	$524.9	$576.4	$627.4	$683.3	*13.6%*
% Margin	*64.8%*	*69.0%*	*68.6%*	*70.2%*	*71.5%*	*72.7%*	*73.1%*	*72.9%*	*72.8%*	
Selling, General & Administrative	139.2	167.4	192.0	203.3	222.1	257.3	281.4	307.3	335.6	
% Margin	*34.5%*	*35.8%*	*36.5%*	*36.6%*	*34.6%*	*35.7%*	*35.7%*	*35.7%*	*35.7%*	
Research & Development, Net	63.6	71.0	81.2	93.7	105.2	115.5	126.2	137.7	150.3	
% Margin	*15.9%*	*15.2%*	*15.4%*	*16.9%*	*16.4%*	*16.0%*	*16.0%*	*16.0%*	*16.0%*	
Non Recurring Expense (incl. In-Process R&D) (1)	39.4	2.4	25.7	25.7	0.0	0.0	0.0	0.0	0.0	
Amortization of Goodwill	22.0	22.4	14.7	25.9	30.0	5.0	5.0	5.0	5.0	
Total Operating Expenses	$264.2	$263.1	$312.6	$348.5	$357.2	$373.8	$412.5	$450.0	$490.9	
Income from Operations (EBIT)	($2.5)	$60.0	$47.2	$41.3	$101.7	$147.1	$163.8	$177.3	$192.4	
% Margin	*-0.6%*	*12.8%*	*9.0%*	*7.4%*	*15.9%*	*20.4%*	*20.8%*	*20.6%*	*20.5%*	
Adjusted Income from Operations (EBIT)	$36.9	$62.3	$72.9	$67.0	$101.7	$147.1	$163.8	$177.3	$192.4	
% Margin	*9.1%*	*13.3%*	*13.9%*	*12.1%*	*15.9%*	*20.4%*	*20.8%*	*20.6%*	*20.5%*	
Other Income (Expense) (2)	14.5	3.2	1.6	(5.6)	0.0	0.0	0.0	0.0	0.0	
Interest Expense / (Income)	4.5	2.9	5.7	5.7	8.6	2.2	(4.3)	(10.8)	(18.1)	
Pretax Income	$7.5	$60.2	$43.1	$30.0	$93.1	$145.0	$168.1	$188.2	$210.6	
% Margin	*1.9%*	*12.9%*	*8.2%*	*5.4%*	*14.3%*	*20.1%*	*21.3%*	*21.9%*	*22.4%*	
Income Taxes	1.2	23.5	25.7	22.9	38.4	49.3	57.1	64.0	71.6	
% Tax Rate	*16.7%*	*39.0%*	*59.6%*	*76.2%*	*34.0%*	*34.0%*	*34.0%*	*34.0%*	*34.0%*	
Net Income (Reported)	$6.2	$41.7	$17.4	$7.2	$54.7	$95.7	$110.9	$124.2	$139.0	
% Margin	*1.5%*	*8.9%*	*3.3%*	*1.3%*	*8.5%*	*13.3%*	*14.1%*	*14.4%*	*14.8%*	
Plus: Non Recurring Charges, Net (3)	31.5	-4.3	26.2	31.0	0.0	0.0	0.0	0.0	0.1	
Plus: Goodwill Amortization	14.5	14.8	11.1	21.8	30.0	5.0	5.0	5.0	5.0	
Adj. Net Income (Excluding Amortization)	**$52.3**	**$55.2**	**$54.8**	**$60.0**	**$84.7**	**$109.7**	**$115.9**	**$129.2**	**$144.9**	
FD Cash EPS	**$1.54**	**$1.51**	**$1.50**	**$1.64**	**$2.22**	**$2.64**	**$3.04**	**$3.38**	**$3.77**	*20.5%*
% Growth	*NM*	*-1.7%*	*-1.0%*	*NM*	*48.3%*	*18.9%*	*15.2%*	*11.4%*	*11.4%*	
Average FD Shares Outstanding (management)	33.931	36.490	36.594	36.594	38.188	38.188	38.188	38.188	38.188	
Other Financial Data:										
Adjusted EBIT (excl. Goodwill)	58.9	84.7	87.6	92.8	131.7	152.1	168.8	182.3	197.4	
% Margin	*14.6%*	*18.1%*	*16.7%*	*16.7%*	*20.5%*	*21.1%*	*21.4%*	*21.2%*	*21.0%*	
EBITDA (adjusted)	68.4	96.2	104.2	119.8	151.7	173.7	193.6	209.8	231.0	
% Margin	*17.0%*	*20.6%*	*19.8%*	*21.6%*	*23.6%*	*24.1%*	*24.5%*	*24.4%*	*24.6%*	
Capital Expenditures	14.7	13.0	17.0	12.8	22.0	24.7	27.0	29.5	32.2	
% of Sales	*3.6%*	*3.6%*	*3.2%*	*2.3%*	*3.4%*	*3.4%*	*3.4%*	*3.4%*	*3.4%*	

(1) Historical Adjusted Net Income assumes that "Non-Recurring Expense" are after tax and that "Other Income" is pre-tax at 34%; also adjusted for $2.5 mm pre-tax management fee.

UGS Balance Sheet and Market Capitalization

($ in millions, except per share data)

BALANCE SHEET AS OF 6/30/01 [a]

Cash & Equivalents	$21.0	Short Term Debt	$0.0	0.0%
Accounts Receivable	147.4	Accounts Payable	68.9	15.5%
Prepaid Expenses	17.2	Other Current Liabilities	59.9	13.5%
Other Current Assets	0.0	Total Current Liabilities	$128.8	29.0%
Total Current Assets	$185.6			
Net Fixed Assets	$44.9			
Goodwill	181.5	Long-Term Debt	$167.3	37.6%
Other	32.5	Deferred Liabilities	0.0	0.0%
Total Assets	**$444.5**	Minority Interest	0.0	0.0%
		Shareholders' Equity	148.5	33.4%
		Total Liabilities & Equity	**$444.5**	**100.0%**

SUMMARY MARKET STATISTICS

				Relevant Data	Current Market Multiples
Current Stock Price	7/31/01	$31.55	**Market Capitalization to:**		
FD Shares Outstanding (MM) [b]	06/30/01	38.10	Diluted Cash EPS - LTM	$1.64	19.2x
Market Capitalization		$1,202.1	Diluted Cash EPS - Final 2001E	2.22	14.2x
Net Debt (Cash)		146.3	Diluted Cash EPS - Final 2002E	2.64	12.0x
Firm Value		$1,348.3	Book Value	148.47	8.10x
		Current to:	**Firm Value to:**		
52 Week Low (12/20/00)	$14.31	120.5%	LTM Revenues	$555.7	2.43x
52 Week High (06/29/01)	$31.75	-0.6%	2001E Revenues	641.6	2.10x
			LTM EBITDA	119.8	11.3x
			2001E EBITDA	151.7	8.9x
			LTM EBITA	92.8	14.5x
			2001E EBITA	131.7	10.2x

(a) Financials from Company press release for the period ended 6/30/01.

(b) Fully Diluted shares are calculated using the treasury method, based on 33.511 million basic shares, and 4.775 million options with a weighted average exercise price of $19.85 as of 6/30/01 as provided by UGS management.

UGS Ownership Profile

Shareholder	Title	Age	Number of Shares Held	% of Ownership	Total Options Outstanding	Total Shares and Options	% of Ownership	% of Vote
Named Management [a]	**Title**	**Age**						
Anthony Affuso	President and CEO	54	18,342	0.05%	565,000	583,342	1.42%	0.01%
Douglas Barnett	Vice President and CFO	41	3,336	0.01%	177,000	180,336	0.44%	0.00%
Donald Davidson	Vice President - Asia Pacific	60	3,771	0.01%	106,000	109,771	0.27%	0.00%
James Duncan	Vice President - Europe	63	0	0.00%	122,000	122,000	0.30%	0.00%
Dennis Kruse	Vice President - Americas	51	124	0.00%	121,000	121,124	0.29%	0.00%
Others			16,048	0.04%	386,333	402,381	0.98%	0.01%
Total Management			**41,621**	**0.11%**	**1,477,333**	**1,518,954**	**3.70%**	**0.01%**
Insiders [b]	**Title**	**Age**						
John Mazzola	Former Chairman and CEO		5,178	0.01%	275,000	280,178	0.68%	0.00%
George Abigail	Director, EDS VP Business Development	43	1,800	0.00%	0	1,800	0.00%	0.00%
Paul Chiapparone	Director, EDS EVP Operations	61	8,000	0.02%	0	8,000	0.02%	0.00%
Gilbert Friedlander	Director, EDS SVP and General Counsel	54	1,000	0.00%	0	1,000	0.00%	0.00%
Davis Hamlin	Director, Independent Consultant	68	2,000	0.01%	5,063	7,063	0.02%	0.00%
Jack Thomas	Director, Independent Consultant	64	7,000	0.02%	5,282	12,282	0.03%	0.00%
Pat Weber	Director, Independent Consultant	60	8,000	0.02%	5,282	13,282	0.03%	0.00%
Total Insiders			32,978	0.09%	290,627	323,605	0.79%	0.01%
Total Management/Insiders			**74,599**	**0.21%**	**1,767,960**	**1,842,559**	**4.48%**	**0.02%**
Institutional Holders (Non 5% Holders) [c]								
Westport Asset Management Inc.			1,647,200	4.53%	0	1,647,200	4.01%	0.52%
Fidelity Management & Research			618,600	1.70%	0	618,600	1.50%	0.19%
State of Wisconsin Investment Board			407,100	1.12%	0	407,100	0.99%	0.13%
Capital Counsel LLC			262,100	0.72%	0	262,100	0.64%	0.08%
Oppenheimer Funds			204,500	0.56%	0	204,500	0.50%	0.06%
Other Institutional and Investment Funds			946,698	2.61%	0	946,698	2.30%	0.30%
Total Institutional and Investment Funds			**4,086,198**	**11.25%**	**0**	**4,086,198**	**9.94%**	**1.29%**
Retail Investors			905,210	2.49%	0	905,210	2.20%	0.28%
Total Float (Class A shares)			**5,066,007**	**13.94%**	**4,774,847**	**9,840,854**	**23.94%**	**1.59%**
EDS (Class B supervoting shares)			**31,265,000**	**86.06%**	**0**	**31,265,000**	**76.06%**	**98.41%**
Total Shares Outstanding [d]			**36,331,007**	**100.00%**	**4,774,847**	**41,105,854**	**100.00%**	**100.00%**

(a) Source: Named Executive Officers per Proxy Statement dated May 16, 2001; UGS analysis as of July 2011.
(b) Source: Proxy Statement dated May 16, 2001.
(c) Source: Thomson Financial Securities/CDA Shareworld (filings as of March 31, 2001).
(d) Source: 10-Q filing as of March 31, 2001 for total shares outstanding; UGS management for total options outstanding.

UGS Daily Price – One Year

	Before August 1, 2001		Before the May 23, 2001 Announcement [(1)]	
	UGS Price	Premium	UGS Price	Premium
Proposed Transaction	**$32.50**		**$32.50**	
1 Day	$31.55	3.0%	$21.31	52.5%
7 Days Avg.	31.42	3.4%	20.56	58.0%
30 Days Avg.	31.26	4.0%	18.83	72.6%
90 Days Avg.	27.85	16.7%	19.07	70.4%
180 Days Avg.	23.67	37.3%	18.79	73.0%
1 Year Avg.	21.21	53.2%	19.23	69.0%
1 Year Median	19.70	64.9%	19.05	70.6%
1 Year High	31.75	2.4%	24.56	32.3%
1 Year Low	14.31	127.1%	14.31	127.1%

(1) The "1 Day" trading date before the announcement was May 21, 2001.



$34
$32
$30
$28
$26
$24
$22
$20
$18
$16
$14
$12
$10
Price
1 Year Average $21.21
Initial Proposal of $27.00 (5/23/01)
07/31/00
09/05/00
10/12/00
11/17/00
12/24/00
01/29/01
03/07/01
04/12/01
05/19/01
06/24/01
07/31/01

Source: Factset

UGS Price – Since IPO



$40
$35
$30
$25
$20
$15
$10
$5
Price
All-Time High
$35.81 (8/31/99)
Average $19.95
Initial Proposal
$27.00 (5/23/01)
06/23/98
10/14/98
02/04/99
05/29/99
09/19/99
01/11/00
05/03/00
08/24/00
12/16/00
04/08/01
07/31/01

Source: Factset

UGS Indexed Price Performance – One Year



225%
200%
175%
150%
125%
100%
75%
50%
25%
7/31/00
9/5/00
10/12/00
11/17/00
12/24/00
1/29/01
3/7/01
4/12/01
5/19/01
6/24/01
7/31/01
UGS (203%)
EDS (150%)
SDRC (171%)
UGS MCAD Peer Group (108%)
NASDAQ COMP (54%)
Peer Group (122%)

MCAD Peer Group Includes: Autodesk, Dassault Systems, and Parametric Technology
Peer Group Includes: Autodesk, Cadence, Dassault Systems, Mentor Graphics, MSC Software, Parametric Technology

Source: Factset

UGS Histogram of Volume Base Trading Prices


3 Months Pre-Announcement (02/23/01-05/23/01)
Total Volume 759,400 shares (daily average 12,546)
41.9%
13.1%
9.6%
13.1%
7.3%
<$17.00
$17.00-$17.75
$17.75-$19.50
$19.25-$20.00
$20.75-$21.50
$21.50-$22.25
>$22.25


6 Months Pre-Announcement (11/23/00-05/23/01)
Total Volume 1,504,700 shares (daily average 12,038)
9.3%
11.2%
$14.50-$16.00
$22.00-$23.50
>$23.50

All shown histograms assume daily volume is traded at a single price which is the simple average of the day's high price and low price.
Prices are from FactSet

Valuation Considerations

- Key factors influencing valuation
  - — Engineering software industry dynamics
  - — Business performance
  - — Business model

- Value perspectives
  - — Acquisition of minority stake (13.9%) vs. whole company
  - — Limited float and low daily average trading volume
  - — UGS has limited equity research coverage and therefore limited publicly available financial projections
  - — Valuation heavily dependent on internal projections by UGS and EDS management
  - — Valuation excludes impact of potential synergies resulting from EDS/SDRC transaction

Valuation Summary



Current UGS Share Prices $31.55 (7/31/01)
Valuation Methodology:
Publicly Trading Valuation
Comparable Companies Trading Analysis
$25.00
$28.00
Acquisition Valuation
Comparable Companies With Premium
$30.00
$36.00
Premium Paid Analyses
Going Private Cash Deals (a)
$27.00
$30.00
Full Acquisitions (a)
$27.00
$30.00
Precedent Transactions Analysis
$30.00
$37.50
Discounted Cash Flows Analysis
$30.00
$36.00
$20
$25
$30
$35
$40
UGS Share Price
UGS Share Price
1 Day Prior to Proposal $21.31
Initial Proposal
Price $27.00
Current Offer
Price $32.50
Key Metric:
1.75x '01 Revenue of $442
20% to 30% take-out premium to Comps
1-90 days mean premium range
1-90 days mean premium range
LTM and '01 Rev/EBITDA/EBITA multiples
5 year DCF with 2005 Revenue multiples of 1.75x to 2.25x

(a) Range of plus or minus one standard deviation from the mean is $23.00 to $35.00

Purchase Price Ratio Analysis

($ in millions, except per share data)

	Current Statistic [b]	Pre-ann.[a]	Initial Proposal	Revised Offer	Median of MCAD Peers	SDRC Deal	SDRC Deal w/ synergies [c]
UGS Per Share Price		$21.31	$27.00	$32.50		$25.00	$25.00
Premium (Discount) to Pre-Announcement		*0.0%*	*26.7%*	*52.5%*		*42.4%*	*42.4%*
Diluted Equity Value		$781.2	$1,015.0	$1,241.1		$983.3	$983.3
Net Debt		146.3	146.3	146.3		143.5	143.5
Firm Value = Aggregate Equity + Net Debt		$927.4	$1,161.3	$1,387.4		$839.7	$839.7
Public Equity Value (incl. options) [d]		$114.9	$170.9	$225.0		$983.3	$983.3
Price Per Share as a Multiple of:							
Diluted Cash Earnings Per Share							
LTM (Ending June 30, 2001)	$1.64	13.0 x	16.5 x	19.8 x	33.7 x	44.6 x	44.6 x
FY2001E	$2.22	9.6 x	12.2 x	14.6 x	30.5 x	36.8 x	24.4 x
FY2002E	$2.64	8.1 x	10.2 x	12.3 x	22.4 x	29.1 x	11.2 x
Firm Value as a Multiple of:							
LTM Revenue	$555.7	1.67 x	2.09 x	2.50 x	2.09 x	1.84 x	1.84 x
FY2001E Revenue	641.6	1.45 x	1.81 x	2.16 x	1.95 x	1.75 x	1.75 x
FY2002E Revenue	721.7	1.29 x	1.61 x	1.92 x	1.73 x	1.56 x	1.56 x
LTM EBITDA	$119.8	7.7 x	9.7 x	11.6 x	13.1 x	13.1 x	13.1 x
FY2001E EBITDA	151.7	6.1 x	7.7 x	9.1 x	10.8 x	11.4 x	9.0 x
FY2002E EBITDA	173.7	5.3 x	6.7 x	8.0 x	7.0 x	8.7 x	4.8 x
LTM EBITA	$92.8	10.0 x	12.5 x	14.9 x	21.0 x	39.1 x	39.1 x
FY2001E EBITA	131.7	7.0 x	8.8 x	10.5 x	16.5 x	29.0 x	17.1 x
FY2002E EBITA	152.1	6.1 x	7.6 x	9.1 x	10.4 x	18.1 x	6.6 x
Stock Price [e]							
52-Week High (06/8/01)	$24.56	-13.2%	9.9%	32.3%		36.8%	36.8%
52-Week Low (12/21/00)	$14.31	48.9%	88.6%	127.1%		203.0%	203.0%

(a) Price at 1-Day Prior to Announcement (2/21/01).
(b) Forward numbers exclude $2.5 million inter-company management fee.
(c) Assumes SDRC's multiples are impacted by including $30 million and $80 million of estimated pre-tax synergies in 2001E and 2002E, respectively. Tax rate used for adjustments was 38%
(d) Public equity value includes 5.066 mm shares plus additional equivalent shares for the options outstanding using the treasury method.
(e) Closing prices prior to announcement.

Comparable Company Analysis

($US in millions, except per share data)

	Share Price 7/31/01	Equity Market Value	Firm Value	LTM Rev.	LTM EBITDA	LTM EBITA (a)	LTM EPS (b)	CY 2001E Rev	CY 2001E EBITDA	CY 2001E EBITA (a)	CY 2001E EPS (b)	CY 2002E Rev	CY 2002E EBITDA	CY 2002E EBITA (a)	CY 2002E EPS (b)	PEG Analysis (c) 5-Year Est. EPS CAGR	CY'01E PEG	CY'02E PEG
UGS Management Case (@ pre ann)	$21.11	$781.2	$927.4	1.67x	7.7x	10.0x	13.0x	1.45x	6.1x	7.0x	8.6x	1.29x	5.3x	4.1x	8.1x	20.3%	0.47x	0.40x
UGS Management Case (@ offer)	**32.50**	**1,240.1**	**1,387.4**	**2.50**	**11.6**	**14.9**	**19.8**	**2.16**	**9.1**	**10.5**	**14.6**	**1.92**	**8.0**	**9.1**	**12.3**	**20.3%**	**0.72**	**0.61**
UGS Management Case (@ market)	31.55	1,202.1	1,348.3	2.43	11.1	14.3	19.2	2.10	8.9	10.2	14.2	1.87	7.8	8.9	12.0	20.3%	0.70	0.59
Mechanical CAD/CAM/CAE Software																		
AUTODESK INC	$37.29	$2,112.6	$1,729.8	1.82x	8.5x	10.9x	19.1x	1.69x	6.8x	9.5x	17.3x	1.51x	6.1x	8.5x	14.5x	16.0%	1.08x	0.90x
DASSAULT SYSTEMS	€42.25	€4,887.3	€4,600.2	6.63	17.7	17.7	36.1	6.15	19.2	19.2	35.2	5.09	14.5	14.5	32.0	18.1%	1.94	1.77
PARAMETRIC TECHNOLOGY CORP	$9.47	$2,513.9	$2,232.3	2.36	17.7	24.1	39.5	2.21	14.6	15.0	43.6	1.95	7.9	9.5	24.3	15.0%	2.87	1.42
STRUCTURAL DYNAMICS RESEARCH (pre-ann.)	17.56	664.5	528.8	1.14	8.1	24.5	31.6	1.09	7.1	18.0	25.8	0.97	5.4	11.2	20.4	11.3%	2.29	1.81
Mean				2.99x	13.0x	19.7x	31.5x	2.78x	11.9x	15.4x	30.3x	2.38x	8.5x	10.9x	22.8x	15.1%	2.04x	1.52x
Median				**2.09x**	**13.1x**	**21.0x**	**33.7x**	**1.95x**	**10.8x**	**16.5x**	**30.5x**	**1.73x**	**7.0x**	**10.0x**	**22.4x**	**15.5%**	**2.11x**	**1.60x**
Mean (excl. Dassault)				1.77x	11.4x	20.4x	30.0x	1.66x	9.5x	14.2x	28.7x	1.48x	6.5x	9.7x	19.7x	14.1%	2.08x	1.46x
Median (excl. Dassault)				**1.82x**	**8.5x**	**24.3x**	**31.4x**	**1.69x**	**7.1x**	**15.0x**	**25.8x**	**1.51x**	**6.1x**	**9.5x**	**20.4x**	**15.0%**	**2.29x**	**1.62x**
Electronics CAD/CAM/CAE Software																		
CADENCE DESIGN SYS INC	22.06	5,880.4	5,704.1	4.98	17.6	22.4	30.6	3.92	16.5	23.3	26.6	NA	NA	NA	20.2	18.4%	1.44	1.10x
MENTOR GRAPHICS CORP	18.45	1,272.9	1,132.5	1.80	8.8	16.7	15.7	1.67	8.0	13.8	18.8	1.48	6.8	8.5	14.5	17.8%	1.02	0.81
Small Cap CAD/CAM/CAE Software																		
MSC SOFTWARE CORP	20.51	425.4	459.2	2.44	9.8	12.8	18.8	2.28	7.6	14.1	19.5	2.50	6.1	10.7	15.2	15.0%	1.30	1.01x
Mean				2.89x	12.5x	17.8x	27.5x	2.71x	11.4x	15.2x	28.5x	2.17x	7.8x	10.5x	20.1x	15.9%	1.71x	1.29x
Median				**2.36x**	**9.0x**	**17.7x**	**30.6x**	**2.21x**	**8.0x**	**15.0x**	**25.8x**	**1.73x**	**6.5x**	**10.2x**	**20.2x**	16.0%	1.44x	1.10x
High				6.63x	17.7x	24.1x	39.5x	6.15x	19.2x	20.9x	43.6x	5.09x	14.5x	14.5x	32.0x	18.4%	2.87x	1.81x
Low				1.14x	8.1x	16.7x	15.7x	1.09x	6.8x	9.5x	17.3x	0.97x	5.4x	8.5x	14.5x	11.3%	1.02x	0.81x
Mean (excl. Dassault)				2.37x	11.7x	17.9x	26.0x	2.14x	10.1x	14.6x	25.1x	1.58x	6.5x	9.7x	18.2x	15.6%	1.67x	1.21x
Median (excl. Dassault)				**2.09x**	**9.0x**	**17.6x**	**25.3x**	**1.89x**	**7.8x**	**14.5x**	**22.7x**	**1.51x**	**6.1x**	**9.0x**	**17.5x**	15.5%	1.37x	1.06x

Notes

a) Excludes goodwill amortization and other non-recurring charges.
b) EPS estimates based on First Call as of 7/31/01.
c) Est. 3-5Yr. EPS CAGR based on IBES estimates as of 7/31/01.

Comparable Company Implied Value

($US in millions, except per share data)

	Relevant Multiple of:												PEG Analysis		
	LTM				CY 2001E				CY 2002E				5-Year Est.	CY01E	CY02E
	Rev	EBITDA	EBITA	EPS	Rev	EBITDA	EBITA	EPS	Rev	EBITDA	EBITA	EPS	EPS CAGR	PEG	PEG
Comparable Companies Statistics															
Mean	2.09x	12.5x	17.8x	27.5x	2.71x	11.4x	15.2x	26.5x	2.17x	7.8x	19.3x	20.1x	15.9%	1.71x	1.29x
Median	**2.36x**	**9.0x**	**17.5x**	**30.4x**	**2.28x**	**8.0x**	**15.0x**	**25.0x**	**1.73x**	**6.5x**	**10.1x**	**20.2x**	16.1%	1.44x	1.10x
High	6.63x	17.7x	26.1x	39.5x	6.13x	19.2x	20.9x	43.0x	5.09x	14.5x	34.3x	32.0x	18.4%	2.87x	1.81x
Low	1.14x	8.1x	10.7x	15.7x	1.00x	6.8x	9.5x	17.3x	0.97x	5.4x	8.5x	14.5x	11.5%	1.03x	0.81x
Mean (excl. Dassault)	2.27x	11.7x	17.9x	26.0x	2.14x	10.1x	14.6x	25.1x	1.98x	6.5x	9.7x	18.2x	15.6%	1.67x	1.21x
Median (excl. Dassault)	**2.09x**	**9.0x**	**17.4x**	**25.2x**	**1.95x**	**7.8x**	**14.5x**	**22.7x**	**1.61x**	**6.1x**	**9.0x**	**17.7x**	15.5%	1.37x	1.06x
Selected UGS Multiples	**2.00x**	**9.5x**	**12.0x**	**20.0x**	**1.75x**	**8.5x**	**10.0x**	**14.0x**	**1.50x**	**7.5x**	**8.0x**	**12.0x**		**0.80x**	**0.70x**
Relevant UGS Data (Management Case)	$553.7	$119.8	$92.8	$1.64	$641.6	$131.7	$131.7	$2.22	$721.7	$173.7	$152.1	$2.64		20.5%	20.5%
Enterprise Value	1,111.3	1,137.9	1,114.1		1,122.9	1,289.8	1,317.3		1,082.6	1,302.8	1,217.1				
Less Net Debt	146.5	146.5	146.5		146.5	146.5	146.5		146.5	146.5	146.5				
Estimated Equity Value	965.2	991.6	967.8		976.6	1,143.5	1,171.1		936.3	1,156.5	1,070.8				
Diluted Shares Outstanding	38.19	38.19	38.19		38.19	38.19	38.19		38.19	38.19	38.19				
Equity Value per Share	**$25.28**	**$25.97**	**$25.34**	**$32.79**	**$25.57**	**$29.94**	**$30.67**	**$35.50**	**$24.52**	**$30.28**	**$28.04**	**$31.43**		**$36.04**	**$37.44**

$25.00 to $28.00

Comparable Company – Financial Assumptions

($US in Millions, except Per Share Data)

	LTM					CY 2001E			CY 2002E			Earnings Per Share (Cash)			CAGR	
	Rev	EBITDA	EBITDA Margin	EBITA [(a)]	EBITA Margin	Rev	EBITA [(a)]	EBITA Margin	Rev	EBITA [(a)]	EBITA Margin	LTM	CY 2001E	CY 2002E	CY '00-'02 REV (b)	5 Yr EPS
FGS Management Case (@ pre ann)	$555.7	$119.8	21.6%	$92.8	16.7%	$641.6	$131.7	20.5%	$721.7	$152.1	21.1%	$1.66	$2.22	$2.64	12.9%	20.3%
FGS Management Case (@ offer)	**555.7**	**119.8**	**21.6%**	**92.8**	**16.7%**	**641.6**	**131.7**	**20.5%**	**721.7**	**152.1**	**21.1%**	**1.66**	**2.22**	**2.64**	**12.9%**	**20.3%**
FGS Management Case (@ market)	555.7	119.8	21.6%	92.8	16.7%	641.6	131.7	20.5%	721.7	152.1	21.1%	1.66	2.22	2.64	12.9%	20.3%
Mechanical CAD/CAM/CAE Software																
AUTODESK INC	$950.8	$203.9	21.4%	$139.2	14.7%	$1,021.5	$182.2	17.8%	$1,142.8	$203.8	17.8%	$1.95	$2.16	$2.58	10.9%	14.0%
DASSAULT SYSTEMS	€ 693.9	€ 260.4	37.6%	€ 260.6	37.6%	€ 750.9	€ 240.9	32.0%	€ 906.9	€ 317.0	35.1%	€ 1.17	€ 1.20	€ 1.32	19.4%	18.1%
PARAMETRIC TECHNOLOGY CORP	$946.2	$126.2	13.4%	$85.4	9.0%	$1,011.1	$148.8	14.7%	$1,144.2	$234.7	20.5%	$0.24	$0.22	$0.39	10.8%	15.4%
STRUCTURAL DYNAMICS RESEARCH (pre-ann.)	456.6	64.9	14.0%	21.3	4.7%	479.3	29.9	6.2%	548.2	46.4	8.6%	0.36	1.46	0.88	9.2%	11.9%
Mean	-	-	21.6%		17.0%	-	-	17.7%	-	-	20.5%	-	-	-		
Median	-	-	**17.7%**		**12.9%**	-	-	**16.3%**	-	-	**19.2%**	-	-	-		
Mean (excl. Dassault)	-	-	16.8%		10.2%	-	-	12.9%	-	-	15.7%	-	-	-		
Median (excl. Dassault)	-	-	**14.0%**		**9.0%**	-	-	**14.7%**	-	-	**17.8%**	-	-	-		
Electronics CAD/CAM/CAE Software																
CADENCE DESIGN SYS INC	1,415.6	323.9	22.9%	254.1	18.0%	1,456.2	270.3	18.8%	NA	NA	NA	0.72	0.83	0.99	NA	18.4%
MENTOR GRAPHICS CORP	627.6	126.4	20.1%	105.8	16.9%	680.1	112.3	16.5%	764.5	$133.8	17.5%	1.10	1.08	1.28	11.8%	17.8%
Small Cap CAD/CAM/CAE Software																
MSC SOFTWARE CORP	188.6	50.9	27.0%	35.9	19.1%	201.7	32.6	16.2%	230.9	$43.0	18.7%	1.01	1.05	1.35	11.7%	15.9%
Mean	-	-	22.3%	-	17.6%	-	-	17.4%	-	-	19.7%	-	-	-	11.9%	13.9%
Median	-	-	**21.4%**	-	**16.9%**	-	-	**16.5%**	-	-	**18.3%**	-	-	-	**12.3%**	**16.0%**
High	-	-	37.6%	-	37.6%	-	-	32.0%	-	-	35.1%	-	-	-	19.4%	18.4%
Low	-	-	13.4%	-	4.7%	-	-	6.2%	-	-	8.6%	-	-	-	9.2%	11.3%
Mean (excl. Dassault)	-	-	19.8%	-	14.1%	-	-	15.0%	-	-	16.4%	-	-	-	11.7%	15.4%
Median (excl. Dassault)	-	-	**20.3%**	-	**16.2%**	-	-	**16.2%**	-	-	**17.8%**	-	-	-	**10.9%**	**15.5%**

Notes:

(a) Excludes goodwill amortization and other non recurring charges

Premium Paid Analysis –Going Private Cash Transactions

($ in millions)

Selected Acquisitions of Remaining Interests Since 1/1/98 (Cash Deals>$100 million) [(a)]

Date Announced	Target Name [(b)]	Acquiror Name [(b)]	Transaction Size ($mil) [(b)]	% Acquired [(b)]	Premium Paid over Average Price for [(d)]: 1 Day	7 Days	30 Days	90 Days	30 Day (adj.) [(e)]
06/26/2001 [(c)]	CSFBdirect Inc	Credit Suisse First Boston	$111.4	18.0%	148.0%	122.7%	95.7%	55.1%	109.6%
10/27/2000 [(c)]	Azurix Corp(Enron Corp)	Enron Corp	330.1	33.0%	135.2%	156.9%	118.8%	71.2%	109.9%
09/21/2000 [(c)]	Hertz Corp(Ford Motor Co)	Ford Motor Co	734.0	18.5%	46.4%	44.0%	20.5%	11.6%	26.5%
08/15/2000 [(c)]	AAPT Ltd	Telecom Corp of New Zealand	239.1	24.1%	22.9%	25.0%	24.3%	23.7%	22.6%
07/21/2000 [(c)]	Phoenix Investment Partners	Phoenix Home Life Mutual	430.1	41.0%	40.7%	48.2%	43.0%	46.8%	41.6%
05/01/2000 [(c)]	Hartford Life(ITT Hartford)	Hartford Fin Svcs Group Inc	1,324.6	18.5%	12.1%	20.2%	59.1%	32.9%	35.3%
04/24/2000 [(c)]	Homestead Village Inc	Security Capital Group Inc	154.8	27.7%	52.4%	54.0%	71.8%	75.9%	59.6%
03/21/2000 [(c)]	Travelers Property Casualty	Citigroup Inc	2,449.5	15.0%	34.5%	28.2%	32.2%	25.1%	27.3%
03/16/2000 [(c)]	Vastar Resources Inc	BP Amoco PLC	1,575.7	19.0%	51.3%	54.3%	50.5%	49.0%	43.9%
03/14/2000 [(c)]	Howmet International Inc	Alcoa Inc	349.5	15.4%	15.5%	13.2%	18.1%	14.7%	11.6%
03/07/2000 [(c)]	Dead Sea Works	Israel Chemicals Ltd	143.9	18.8%	9.9%	14.4%	13.4%	32.5%	11.2%
01/31/2000 [(c)]	Thermo BioAnalysis(Thermo)	Thermo Instrument Systems Inc	167.9	36.0%	51.4%	52.6%	59.7%	58.6%	48.7%
01/20/2000 [(c)]	Trigen Energy Corp	Elyo(Suez Lyonnaise des Eaux)	159.2	47.3%	19.4%	55.6%	35.7%	22.7%	28.3%
12/01/1999 [(c)]	Boise Cascade Office Products	Boise Cascade Corp	205.3	18.1%	45.5%	52.2%	68.7%	58.5%	42.5%
05/07/1999 [(c)]	J Ray McDermott SA	McDermott International Inc	514.5	37.0%	16.0%	14.2%	14.7%	25.3%	11.4%
04/01/1999 [(c)]	Aqua Alliance Inc	Vivendi SA	117.1	17.0%	28.9%	22.8%	70.1%	73.4%	56.4%
03/19/1999 [(c)]	Spelling Entertainment Group	Viacom Inc(Natl Amusements)	191.6	19.1%	44.4%	43.6%	42.9%	33.9%	34.4%
11/16/1998 [(c)]	Computer 2000 AG(Tech Data)	Tech Data Corp	135.6	20.0%	120.4%	120.7%	115.3%	116.0%	104.3%
10/27/1998 [(c)]	Citizens Corp(Hanover Ins Co)	Allmerica Financial Corp	212.4	18.2%	20.4%	17.4%	22.5%	23.6%	22.6%
10/20/1998 [(c)]	Tadiran Ltd(Koor Industries)	Koor Industries Ltd	210.6	33.4%	41.3%	46.3%	48.5%	26.3%	47.3%
10/21/1998 [(c)]	BA Merchant Svcs(BankAmerica)	Bank of America National Trust	339.4	32.8%	56.5%	46.0%	57.4%	44.7%	55.9%
10/19/1998 [(c)]	BRC Holdings Inc	Affiliated Computer Services	181.9	49.0%	16.9%	19.7%	18.4%	13.5%	18.2%
09/21/1998 [(c)]	J&L Specialty Steel Inc	Usinor SA	115.0	46.5%	100.2%	105.8%	72.0%	26.9%	72.3%
06/04/1998 [(c)]	PEC Israel Economic Corp	IDB Development Corporation	125.0	31.7%	66.0%	57.4%	49.7%	53.1%	52.3%
04/30/1998 [(c)]	Mycogen Corp(Dow AgroSciences)	Dow AgroSciences(Dow Chemical)	379.3	31.7%	41.8%	41.1%	48.6%	48.7%	47.8%
01/02/1998 [(c)]	BT Office Products Intl Inc	Koninklijke KNP BT NV	138.1	38.0%	52.0%	54.9%	71.0%	51.5%	75.4%

	Transaction Size	% Acquired	1 Day	7 Days	30 Days	90 Days	30 Day (adj.)
Low:	$110.4	15.0%	9.9%	13.2%	13.1%	13.5%	11.6%
High:	4,831.6	49.0%	148.0%	156.9%	118.8%	116.0%	109.9%
Mean	**424.2**	**25.8%**	**47.0%**	**48.6%**	**50.2%**	**41.1%**	**46.0%**
Median:	208.8	19.4%	41.5%	43.4%	48.6%	42.3%	43.4%
Mean - 1 Standard Deviation:		14.7%	19.2%	13.7%	22.2%	20.8%	18.3%
Mean + 1 Standard Deviation:		37.0%	85.8%	83.5%	78.2%	67.0%	75.3%
USPI Share Price Data:			$21.58	$20.56	$18.85	$19.07	$18.85
Mean Implied Transaction Price:			**$31.33**	**$30.55**	**$28.29**	**$27.49**	**$27.61**
Implied (Mean - 1 Standard Deviation) Price:			$25.49	$23.37	$23.01	$22.94	$22.24
Implied (Mean + 1 Standard Deviation) Price:			$39.17	$37.71	$33.56	$32.02	$32.98
Current Offer ($32.50):		**13.9%**	**52.5%**	**58.0%**	**72.6%**	**70.4%**	**72.6%**

Source: Deals are from Thomson Financial Securities Data, stock prices are from Factset.
(a) Completed deals only, excludes Investor Group, LBOs, and MBOs, public buyer only. (b) Source: Thomson Financial Securities Data. (c) Source: Bloomberg, Press Releases.
(d) Source: Premiums are based on local currency prices of the target. (e) Calculation: current forward year IBES EPS estimates P/E multiple for the S&P 500 divided by the forward year IBES EPS estimates for the S&P 500 at the time of announcement multiplied by the 30 day average premium prior to announcement.

Premium Paid Analysis – Full Acquisitions of Technology Companies

($ in millions)

Selected Announced Full Acquisitions of U.S. Public Targets Since July 2000 (a)

Announced (b)	Target Name (b)	Acquiror Name (b)	Transaction Size ($mil) (b)	Consideration	Premium Paid over Average Price for (c): 1 Day	7 Days	30 Days	90 Days	30 Day (adj.) (e)
05/24/2001 (c)	Structural Dynamics Research	Electronic Data Systems Corp	$891.5	Cash	42.4%	43.2%	45.3%	63.2%	43.8%
05/14/2001 (c)	Sawtek Inc	TriQuint Semiconductor Inc	1,511.8	Stock	15.0%	16.9%	36.1%	48.7%	25.2%
05/07/2001 (b)	NOVA Corp	US Bancorp, Minneapolis,MN	2,125.8	Cash or Stock	31.8%	38.4%	48.0%	58.4%	50.9%
03/26/2001 (b)	C-Cube Microsystems Inc	LSI Logic Corp	565.6	Stock	85.5%	105.8%	96.2%	57.8%	109.6%
03/22/2001 (b)	Kent Electronics Corp	Avnet Inc	688.6	Stock	28.9%	36.6%	23.6%	10.5%	27.7%
02/22/2001 (b)	Efficient Networks Inc	Siemens Info. & Commun Grp	1,464.5	Cash	89.9%	78.9%	65.2%	69.1%	70.6%
01/29/2001 (b)	Dallas Semiconductor Corp	Maxim Integrated Products Inc	1,620.7	Stock	54.3%	48.8%	49.3%	56.7%	48.9%
01/17/2001 (b)	WebTrends Corporation	NetIQ Corp	1,051.2	Stock	9.5%	26.9%	51.5%	22.9%	51.9%
12/21/2000 (b)	Great Plains Software Inc	Microsoft Corp	959.9	Stock	29.3%	2.1%	-7.6%	16.0%	-8.0%
12/18/2000 (b)	ACNielsen Corp	Verenigd Bezit VNU(VNU)	2,341.5	Cash	49.2%	46.2%	52.5%	55.9%	53.9%
11/27/2000 (b)	Objective Systems Integrators	Agilent Technologies Inc	713.5	Cash	31.5%	53.9%	68.5%	64.6%	68.4%
11/09/2000 (b)	Primex Technologies Inc	General Dynamics Corp	516.6	Cash	5.5%	1.0%	11.8%	19.8%	11.9%
10/30/2000 (c)	About.com Inc	PRIMEDIA Inc	693.5	Stock	49.5%	44.6%	46.8%	12.4%	44.8%
10/10/2000 (c)	National Discount Brokers	Deutsche Bank AG	898.6	Cash	96.1%	82.5%	58.7%	44.6%	56.9%
10/04/2000 (b)	Quantum HDD(Quantum Corp)	Maxtor Corp	1,374.5	Stock	55.5%	54.3%	57.4%	55.9%	58.8%
10/02/2000 (c)	Silicon Valley Group Inc	ASM Lithography Holding NV	1,455.6	Stock	57.9%	84.8%	64.7%	55.0%	60.6%
09/19/2000 (c)	Cobalt Networks Inc	Sun Microsystems Inc	1,925.1	Stock	40.1%	25.8%	17.9%	18.0%	16.5%
08/28/2000 (c)	GetThere.com Inc	Sabre Holding Corp	981.1	Cash	46.4%	64.2%	81.2%	62.2%	72.1%
07/31/2000 (b)	National Computer Systems Inc	Pearson PLC	2,520.8	Cash	25.9%	28.7%	39.3%	47.8%	33.0%
07/27/2000 (b)	AXENT Technologies Inc	Symantec Corp	988.1	Stock	67.0%	55.9%	58.1%	52.0%	55.5%
07/19/2000 (c)	Ziff-Davis Inc(Softbank Corp)	CNET Networks Inc	1,598.8	Stock	-5.9%	-5.9%	6.8%	8.8%	6.2%
07/12/2000 (b)	Quantum Effect Devices Inc	PMC-Sierra Inc	2,017.1	Stock	25.0%	51.6%	93.2%	56.4%	29.7%
		Low	$516.6		-5.9%	-5.9%	-7.6%	8.8%	-8.0%
		High	2,520.8		96.1%	105.8%	96.2%	64.6%	109.6%
		Mean	**1,300.3**		**42.2%**	**42.6%**	**43.3%**	**40.8%**	**43.0%**
		Median	1,171.5		41.2%	42.4%	46.1%	48.9%	44.3%
		Mean - 1 Standard Deviation			15.7%	14.1%	18.4%	21.5%	17.1%
		Mean + 1 Standard Deviation			68.7%	71.1%	68.2%	60.0%	69.0%
		UGS Share Price Data			$21.31	$20.56	$18.83	$19.07	$18.89
		Mean Implied Transaction Price			**$30.30**	**$29.33**	**$26.98**	**$26.84**	**$26.93**
		Implied (Mean - 1 Standard Deviation) Price			$24.66	$23.47	$22.30	$23.17	$22.05
		Implied (Mean + 1 Standard Deviation) Price			$35.94	$35.19	$31.66	$30.51	$31.82
		Current Offer ($32.50)			**52.5%**	**58.0%**	**72.6%**	**70.4%**	**72.0%**

(a) Selected technology deals with size between $500 million and $5 billion.
(b) Source: Thomson Financial Securities Data.
(c) Source: Bloomberg, Press Releases.
(d) Stock prices provided by Factset.
(e) Calculation: current forward year IBES EPS estimates P/E multiple for the S&P 500 divided by the forward year IBES EPS estimate for the S&P 500 at the time of announcement multiplied by the 30 day average premium prior to announcement.

Selected Precedent Transactions Analysis – Full Acquisitions

($ in millions, except per share data)

Ann. Date	Acquirer / Target	Transaction Value	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBITA	LTM Net. Inc.	Forward Year Revenue	Forward Year EBITDA	Forward Year EBITA	Forward Year Net. Inc.	LTM Revenue (Index Adj.)
5/23/01	Electronic Data Systems / Structural Dynamics Research	$980.5	$859.7	1.86x	15.1x	39.1x	44.6x	1.71x	10.7x	25.8x	38.5x	1.46x
	Provider of software solutions for collaborative product development											
8/5/04	Unigraphics Solutions Inc. / Engineering Animation Inc.	176.2	158.3	2.40x	NM	NM	NM	0.89x	3.3x	7.2x	NA	1.17x
	Develops and produces Internet enabled visual process management, collaboration, communication, and analysis											
6/15/99	Cadence Design Systems Inc. / Orcad Inc.	129.5	86.2	1.81x	9.9x	13.4x	22.8x	1.44x	7.4x	9.7x	17.7x	1.52x
	Develops, markets, and supports software products that assist electronics designers in the management of component data and in the design of field-programmable gate arrays											
10/8/99	Cadence Design Systems Inc. / Quickturn Design Systems Inc.	293.4	234.8	2.25x	NM	NM	NM	2.05x	19.9x	54.6x	60.0x	2.23x
	Provides verification products and time-to-market engineering services for the design of complex integrated circuits and electronic systems											
6/5/98	Cadence Design Systems Inc. / Ambit Design Systems Inc.	255.0	255.0	NA	NM	NM	NM	NM	NM	NM	NM	NA
	Develops design automation software											
8/21/98	Autodesk Inc. / Discreet Logic Inc.	465.8	417.2	2.97x	8.4x	19.1x	14.6x	2.24x	7.4x	9.2x	16.5x	3.35x
	Develops, assembles, markets and supports non-linear on-online digital systems and software											
2/24/98	Siebe Plc / Wonderware Corp.	371.5	317.5	3.85x	25.3x	56.8x	67.3x	3.14x	12.8x	19.6x	31.2x	4.49x
	Supplies "Windows"-based software products to the industrial automation market											
12/11/97	Dassault Systemes SA / Deneb	165.0	165.0	NA	NM	NM	NM	NM	NM	NM	NM	NA
	Digital Manufacturing Software											
11/4/97	Parametric Technology Corp. / Computervision Corp.	250.4	469.2	1.34x	NM	NM	NM	NA	NA	NA	NM	1.49x
	Provides workstation-based computer-aided design systems and the related software											
6/24/97	Dassault Systemes SA / SolidWorks Corp.	316.0	310.0	12.40x	NM	NM	NM	NM	NM	NM	NM	13.31x
	Modeling Software for Windows											
10/28/96	Cadence Design Systems Inc. / Cooper & Chyan Technology	478.4	447.5	15.50x	NM	NM	NM	12.10x	NM	NM	NM	22.51x
	Develops software tools to make help design PCB's											
	Low			1.34x	8.4x	19.1x	14.6x	0.89x	3.3x	7.2x	16.5x	1.17x
	High			15.50x	25.3x	56.8x	67.3x	12.10x	19.9x	54.6x	60.0x	22.51x
	Mean			4.72x	14.3x	29.9x	37.8x	3.40x	10.3x	21.0x	32.8x	6.21x
	Median			**2.40x**	**11.5x**	**26.3x**	**33.7x**	**2.05x**	**9.1x**	**14.7x**	**31.2x**	**2.20x**
	Selected Multiples for UOS Transaction			**2.25x**	**12.0x**	**15.0x**	**25.0x**	**2.00x**	**10.0x**	**12.0x**	**20.0x**	**2.00x**
	Relevant Data for UOS (Management Case)			$555.7	$119.8	$92.8	$1.64	$641.4	$151.7	$131.7	$2.22	$555.7
	Implied Firm Value			1,250.4	1,437.3	1,392.6		1,283.3	1,517.4	1,580.8		1,111.5
	Less: Net Debt			146.5	146.5	146.5		146.5	146.3	146.5		146.3
	Implied Equity Value			**$1,104.2**	**$1,291.0**	**$1,246.3**		**$1,137.0**	**$1,371.1**	**$1,434.5**		**$965.2**
	Diluted Shares Outstanding			38.189	38.189	38.189		38.189	38.189	38.189		38.189
	Implied Equity Value Per Share			**$28.91**	**$33.81**	**$32.64**	**$40.99**	**$29.77**	**$35.90**	**$37.56**	**$44.38**	**$25.28**

$30.00 to $37.50

Selected Precedent Transactions Analysis – Full Acquisitions (cont'd)

Footnotes

(a) LTM and FTM net income multiples are calculated based of First Call EPS estimates.

(b) LTM EBITA is adjusted to exclude goodwill and developed technology amortization and non-recurring expenses. LTM Net Income is adjusted assuming 35% tax rate. FTM estimates are calculated assuming same growth rate based on SG Cowen research report dated July 30, 1999. FTM EBITDA is estimated assuming D&A as a percentage of sales from prior year.

(c) LTM EBITA is adjusted to exclude non-recurring expenses. LTM Net Income is adjusted assuming 38.5% tax rate. FTM revenue is calculated assuming same quarterly growth rate based on Needham research report dated May 5, 1999. FTM EBITA, Net Income and EPS Mean are annualized based on the same research report. FTM EBITDA is estimated assuming D&A as a percentage of sales from prior year.

(d) LTM EBITA is adjusted to exclude non-recurring expenses. LTM Net Income is adjusted assuming 35% tax rate. FTM EBITDA is estimated assuming D&A as a percentage of sales from prior year based on Robertson Stephens research report dated December 3, 1998.

(e) Transaction value per share adjusted for revised stock exchange ratio. LTM EBITA adjusted to exclude non-recurring expenses. LTM Net Income is adjusted assuming 38% tax rate. FTM EBITDA is estimated assuming D&A as a percentage of sales from prior year based on Robertson Stephens research report dated Aug 7, 1998.

(f) LTM EBITA adjusted to exclude non-recurring expenses. LTM Net Income is estimated assuming 35% tax rate. FTM EBITDA is estimated assuming D&A as a percentage of sales from prior year based on H & Q research report dated February 10, 1998.

(g) LTM EBITA adjusted to exclude non-recurring expenses. LTM Net Income is adjusted assuming 35% tax rate.

(h) LTM revenue annualized based on Company's results for the quarter ending June 30, 1997.

(i) FTM EBITDA is estimated assuming D&A as a percentage of sales from prior year based on Alex. Brown research report dated August 12, 1996.

(j) LTM Revenue multiple adjusted for NASDAQ Index performance for the period from the announcement date and 7/31/01.

Discounted Cash Flows Analysis – UGS Management Case

Management Case (7/31/01)
($ in millions, except per share amounts)

DISCOUNTED CASH FLOW ANALYSIS

CASH FLOW FROM OPERATIONS:[a]	2001	2002	2003	2004	2005
	Projected Calendar Year Ending December 31,				
Net Income Before Dividends and Extraordinary Items	54.7	95.7	110.9	124.2	139.0
Plus: After-Tax Interest Expense	5.1	1.4	(2.8)	(7.2)	(12.0)
Unlevered Net Income	59.8	97.1	108.1	117.1	127.0
Plus: Depreciation & Amortization	50.0	26.6	29.8	32.4	38.6
Plus: Minority Interest in Earnings	-	-	-	-	-
Plus: Change in Deferred Income Taxes	0.7	4.4	3.3	0.9	(2.4)
Less: Change in Net Non-Cash Working Capital	15.5	5.3	(3.2)	(2.5)	(3.4)
Less: Net Change in Other LT Assets & Liabilities	-	-	-	-	-
Less: Capital Expenditures	(22.0)	(24.7)	(27.0)	(29.5)	(32.2)
FREE CASH FLOWS FROM OPERATIONS	$104.0	$108.6	$111.0	$118.4	$127.6

SEGMENT NPV OF EQUITY[b]:	5-Year DCF Analysis – Terminal Multiples of: 2005E Revenues of $939.2			5-Year DCF Analysis – Terminal Multiples of: 2005E EBITDA of $231.0			5-Year DCF Analysis – Terminal Multiples of: Perpetuity Growth Rate		
Discount Rates	1.75 x	2.00 x	2.25 x	7.5 x	8.5 x	9.5 x	6.0%	7.0%	8.0%
13.0%	$1,189.5	$1,329.1	$1,468.8	$1,242.5	$1,379.8	$1,517.2	$1,361.2	$1,565.4	$1,851.3
15.0%	1,104.0	1,233.6	1,363.2	1,152.1	1,280.6	1,408.1	1,026.3	1,138.8	1,282.5
17.0%	1,025.6	1,146.1	1,266.5	1,071.3	1,189.8	1,308.3	812.3	882.9	968.0
NPV OF EQUITY PER SHARE[c]:									
13.0%	$31.15	$34.80	$38.46	$32.53	$36.13	$39.73	$35.65	$40.99	$48.48
15.0%	28.91	32.30	35.70	30.20	33.53	36.87	26.88	29.82	33.61
17.0%	26.86	30.01	33.16	28.05	31.16	34.26	21.30	23.12	25.35
Implied Perpetuity Growth rates:									
13.0%	4.9%	5.8%	6.6%	5.2%	6.1%	6.8%			
15.0%	6.7%	7.7%	8.5%	7.1%	8.0%	8.7%			
17.0%	8.6%	9.6%	10.7%	9.0%	9.9%	10.6%			
Range	$29.46		$35.25	$30.68		$36.50			

(a) Based on Management projections
(b) Assumes cash flows occur at the end of the year (End-Period Convention)
Assumes present value as of 09/30/01 so that for 2001, 25% of cash flows are included.
Assumes Net Debt of $165.5 million as of 06/30/01.
(c) Assumes 38.108 million fully diluted shares